Exhibit 10.1

FORBEARANCE AGREEMENT AND RESERVATION OF RIGHTS

This FORBEARANCE AGREEMENT, dated as of January 17, 2023 (this “Agreement”), is made by and among Parts id, inc., a corporation organized under the laws of Delaware, and PARTS ID, LLC, a limited liability company organized under the laws of Delaware (collectively, the “Borrower”), and JGB CAPITAL, LP, JGB PARTNERS, LP and JGB (CAYMAN) GLENEGEDALE LTD. (each, a “Lender” and collectively, the “Lenders”) and JGB COLLATERAL LLC, as agent (together with its successors and permitted assigns in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and Agent entered into that certain Loan and Security Agreement (the “Loan Agreement”), dated October 21, 2022, whereby, subject to the terms and conditions thereof, Lenders have made a term loan available to the Borrower;

WHEREAS, it has come to the attention of the Lenders and the Agent that an Event of Default has occurred and is continuing under the Loan Agreement as a result of the Borrower’s failure to comply with the requirements of Section 7.2 (EBITDA; Revenue) of the Loan Agreement with respect to calendar quarter ended December 31, 2022 (collectively, the “Subject Default”); and

WHEREAS, subject to the terms and conditions of this Agreement, the Lenders and Agent are willing to forbear from exercising their respective rights and remedies arising as a result of such Subject Default.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

Article I
definitions

SECTION 1.1. Certain Terms. Capitalized terms used in this Agreement (including the preamble and recitals) but not otherwise defined herein shall have the respective meanings given such terms in the Loan Agreement.

Article II
FORBEARANCE, ETC.

SECTION 2.1. Forbearance, etc.

(a) The Borrower acknowledges and agrees that the Subject Default has occurred and is continuing.

(b) From and after the Forbearance Effective Date, Each Lender and Agent hereby agrees, with respect to the Subject Default (but only the Subject Default), that it will refrain and forebear from exercising or pursuing any rights or remedies under the Loan Agreement or any other Loan Document (including imposing a default rate of interest) until (but only until) the Termination Date (defined below). Any term or provision hereof to the contrary notwithstanding, neither the Lenders nor the Agent is waiving any of its rights or remedies under the Loan Agreement or any other Loan Document, but instead is simply agreeing not to take remedial action with respect to the Subject Default until the Termination Date.

(c) The “Termination Date” shall mean the earlier of (i) April 30, 2023, and (ii) the date when the Lenders or Agent become aware that any Event of Default (other than the Subject Default) has occurred and is continuing. Upon the occurrence of the Termination Date the Lenders and Agent may pursue any rights and remedies available to it under the Loan Agreement or any other Loan Document, or pursuant to law or otherwise, with respect to any Event of Defaults that have then occurred and are outstanding (including the Subject Default), including, but not limited to, declaring all or any portion of the Secured Obligations to be immediately due and payable, imposing a default rate of interest in respect of the Secured Obligations, or pursuing any or all other rights and remedies of the Lenders and Agent as secured parties.

Article III
conditions precedent

This Agreement shall become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions in a manner reasonably satisfactory to the Lenders and Agent (the date when all such conditions are so satisfied being the “Forbearance Effective Date”):

SECTION 3.1. Counterparts. The Agent shall have received counterparts of this Agreement executed on behalf of the Borrower.

SECTION 3.2. Representations and Warranties. The representations and warranties of the Borrower contained in this Agreement shall be true and correct in all respects.

SECTION 3.3. Forbearance Payment. The Borrower shall have delivered a forbearance payment to each lender as set forth in the table below:

Lender	Forbearance Payment
JGB Capital LP	$5,000
JGB Partners LP	$25,000
JGB (Cayman) Glenegedale Ltd.	$20,000

Article IV
Representations and Warranties

To induce the Lenders and the Agent to enter into this Agreement, the Borrower represents and warrants to the Lenders and the Agent as set forth below.

SECTION 4.1. Validity, etc. This Agreement, the Loan Agreement and each of the other Loan Documents each constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law). The Secured Obligations are not subject to setoff, deduction, claim, counterclaim or defense of any character whatsoever.

SECTION 4.2. Liens. Agent has valid and enforceable perfected, first priority security interest in and liens on all assets and properties of the Borrower (except for the Excluded Collateral) in accordance with the terms of the Loan Agreement. Except as expressly contained herein, nothing contained herein shall impair or limit the continuation of Agent’s liens and security interests in such properties and assets or the continued perfection or priority thereof.

SECTION 4.3. Event of Default. No Event of Default has occurred and is continuing except for the Subject Default.

Article V
Miscellaneous

SECTION 5.1. No Waiver. The Lenders’ and Agent’s agreement not to pursue their respective rights and remedies until the occurrence of the Termination Date as described in Article II herein is temporary and limited in nature. Nothing contained herein shall be deemed to constitute an amendment or modification of or waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. The Lenders and the Agent reserve all rights, privileges and remedies under the Loan Agreement and the other Loan Documents.

SECTION 5.2. Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 5.3. Integration. This Agreement, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof. This Agreement is a Loan Document.

SECTION 5.4. Cross-References; Headings. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement. Headings and captions used in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

SECTION 5.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 5.6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  Delivery of an executed counterpart of a signature page to this Agreement by facsimile (or other electronic transmission) shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.7. Governing Law. Sections 10.8, 10.9 and 10.10 of the Loan Agreement are incorporated herein by reference and made a part hereof.

SECTION 5.8. Full Force and Effect. The Borrower agrees that all of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Documents shall remain unmodified and shall continue to be, and shall remain, in full force and effect in all respects.  The terms of this Agreement shall be limited precisely as provided for herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Loan Documents or of any transaction or further or future action on the part of the Borrower which would require the consent of any Lender or the Agent under the Loan Documents.

SECTION 5.9. Releases. In further consideration of the Lenders’ and Agent’s execution of this Agreement, the Borrower, on behalf of itself and its successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, agents and attorneys, hereby forever, fully, unconditionally and irrevocably waives and releases each Lender and the Agent and their respective successors, assigns, parents, subsidiaries, affiliates, officers, directors, employees, attorneys and agents (collectively, the “Releasees”) from any and all claims, liabilities, obligations, debts, causes of action (whether at law or in equity or otherwise), defenses, counterclaims, setoffs, of any kind, whether known or unknown, whether liquidated or unliquidated, matured or unmatured, fixed or contingent, directly or indirectly arising out of, connected with, resulting from or related to any act or omission by any Releasee, on or prior to the date hereof, with respect to the Loan Documents or the transactions contemplated thereby (collectively, the “Claims”). The Borrower further agrees that it shall not commence, institute, or prosecute any lawsuit, action or other proceeding, whether judicial, administrative or otherwise, to prosecute, collect or enforce any Claim.

SECTION 5.10. Termination. This Agreement shall automatically terminate, and shall be of no further force and effect, if the Forbearance Effective Date has not occurred by 5:00 p.m. on January 13, 2023.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

BORROWER:

PARTS ID INC.

By:	/s/ John Pendleton
Name:	John Pendleton
Title:	EVP, Corporate and Legal Affairs

PARTS ID LLC

By:	/s/ John Pendleton
Name:	John Pendleton
Title:	EVP, Corporate and Legal Affairs

Agent:

JGB COLLATERAL LLC

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

LENDERS:

JGB CAPITAL, LP

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

JGB PARTNERS, LP

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President

JGB (CAYMAN) GLENEGEDALE LTD.

By:	/s/ Brett Cohen
Name:	Brett Cohen
Title:	President